Exhibit 16.1

723 N. Broadway
White Plains, NY 10603
Phone: (914) 428-5560

60 East 42nd St. 46th Floor
New York, NY 10165
Phone: (646) 580-2675

175 Central Avenue
Farmingdale, NY 11735
Phone: (516) 350-8710

28 Brunswick Avenue
June 23, 2014	Edison, NJ 08817
Phone: (732) 993-8235

Securities and Exchange Commission
100 F Street, N.E.	42 Main Street Suite 200
Washington D.C. 20549-7561	Bridgeport, CT 06606
Phone: (203) 212-9781

Dear Sirs/Madams:

We have read MYOS Corporation’s statements included under Item 4.01 of its Form 8-K filed on June 23, 2014 and we agree with such statements concerning our firm.

Yours truly,
Seligson & Giannattasio, LLP

/s/ Terence Harper
Terence Harper, CPA